[Arthur Andersen Letterhead]


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------

We consent to incorporation by reference in the Registration Statement of CalEnergy Company, Inc. on Form S-4 of our reports dated June 7, 1996 on the financial statements of BN Geothermal, Inc., Conejo Energy Company, San Felipe Energy Company and Niguel Energy Company incorporated by reference in the Registration Statement and to all references to our Firm included in this Registration Statement.


                                                  /s/ Arthur Andersen LLP
                                                  ARTHUR ANDERSEN LLP

Orange County, California
November 4, 1996